Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to our report dated March 30, 2014 on the consolidated financial statements of Document Security Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2014 and 2013, appearing in this Annual Report on Form 10-K of Document Security Systems, Inc. and Subsidiaries for the year ended December 31, 2014. We consent to the incorporation by reference in the following:

Registration Statement No. 333-116317 (Form S-3)

Registration Statement No. 333-125373 (Form S-3)

Registration Statement No. 333-141871 (Form S-3)

Registration Statement No. 333-166357 (Form S-3)

Registration Statement No. 333-171940 (Form S-3)

Registration Statement No. 333-180353 (Form S-3)

Registration Statement No. 333-191704 (Form S-3)

Registration Statement No. 333-128437 (Form S-8)

Registration Statement No. 333-134034 (Form S-8)

Registration Statement No. 333-182455 (Form S-8)

Registration Statement No. 333-190870 (From S-8)

/s/ FREED MAXICK CPAs, P.C.
Buffalo, New York
March 30, 2015